Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS FIRST QUARTER RESULTS

LITTLETON, CO – May 10, 2007 – ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for first quarter ended March 31, 2007. See attached tables.

Total revenues for the quarter increased 7% to $3.9 million as compared to the first quarter of 2006, while sales in the Company’s mercury emission control segment rose 16%. General and administrative expenses increased primarily due to higher audit fees and expenses incurred to maintain compliance with public company regulations ($240,000 increase), increased legal, consulting and outside labor costs ($138,000 increase), and higher administrative wage costs ($115,000 increase). As a result, ADA-ES reported an operating loss of $312,000 compared to operating income of $164,000 in the first quarter of 2006. The Company incurred a net loss of $23,000 or $0.00 per diluted share, versus net income of $238,000 or $0.04 per diluted share in the 2006 period.

Dr. Mike Durham, President of ADA-ES, stated, “We achieved steady revenue growth in the quarter, which we expect will lead to higher growth rates in the balance of the year as we begin to recognize significant revenues from sales of activated carbon injection (“ACI”) systems for mercury control. Our income continues to reflect that the Company is implementing an aggressive business strategy to leverage our market leading position in mercury control and maximize future earnings. As previously reported, we expect to bid on between 50 and 100 systems during 2007-2008 in response to the rapid growth of the mercury control market, and as a result, we are expanding the number of engineers in our commercial equipment group who are integral in the bid process, and incurring expenses before recording associated revenues.”

Dr. Durham continued, “Since reporting 2006 year-end results in mid-March, we have announced several exciting developments in line with our strategy to lead the emerging market for mercury control:

1) A Memorandum of Understanding with Calgon Carbon to jointly develop products and services for the control of mercury emissions from coal-fired power plants. We are currently in discussions about the details of the partnership, which will allow us to work together to meet the near and long-term activated carbon demands of our customers in the power industry.

2) The selection of sites for permitting and potentially building two $400 million “Greenfield” plants in Louisiana and North Dakota to produce activated carbon for mercury control. Permit timelines and the overall business environment will dictate which site would be built first, and we will evaluate the volume demands for mercury control on an ongoing basis to determine when additional plants are needed to meet this market.

3) A contract to begin engineering on two ACI systems at a power plant in the mid-west. Thus far in 2007, we have been awarded contracts on a total of seven systems with options on another six.

“We are also making progress on getting clarification on the Section 45 Tax Credit related to our Refined Coal product. As part of the effort, we were invited to present testimony recently at a House Ways and Means Committee Hearing on energy and tax policy, and a Senate Subcommittee hearing on clean coal. This was a great honor for the Company, and recognition of ADA-ES as a leading company in the clean-coal technology arena.”

Dr. Durham concluded, “We remain extremely enthusiastic about the Company, our market position, and our prospects for growth.”

Conference Call
Management will conduct a conference call focusing on the financial results and recent developments at 9:00 a.m. ET on Thursday, May 10, 2007. Interested parties may participate in the call by dialing 706-679-3200. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADA-ES call (conference ID # 8365482). The conference call will also be webcast live via the Investor Information section of ADA-ES’ website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES
Headquartered in Littleton, CO, ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, mercury measurement instrumentation, and related services. Additionally, the Company is implementing plans to produce and supply activated carbon.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a “safe harbor” for such statements in certain circumstances. These statements include the Company’s expectations regarding future revenues or other financial measures, anticipated projects and new contracts, anticipated growth in the market and related items, including our position in that market. Such statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing economic conditions, market demand for ADA-ES’ products and services, changes in technology, failure to satisfy performance guarantees, availability of federal funding, availability of private financing which will be needed to implement our expansion plans, changes in laws or regulations, results of demonstrations of our own, and other’s licensed technologies, operational difficulties, availability of skilled personnel, and other factors discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.	-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President		The Equity Group Inc.
Mark H. McKinnies, CFO		www.theequitygroup.com
(303) 734-1727		Loren G. Mortman (212) 836-9604
www.adaes.com		LMortman@equityny.com

ADA-ES, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(amounts in thousands, except per share data)

	For the Quarter Ended March 31,
	2007	2006
REVENUE:
Mercury emission control	$ 3,629	$ 3,120
Flue gas conditioning and other	275	529

Total net revenues	3,904	3,649

Costs of Services
Mercury emission control	2,180	2,019
Flue gas conditioning and other	135	252

Total cost of revenues	2,315	2,271

Gross Margin	1,589	1,378

OTHER COSTS AND EXPENSES:
General and administrative	1,461	852
Research and development	356	304
Depreciation and amortization	84	58

Total other costs and expenses	1,901	1,214

OPERATING INCOME (LOSS)	(312)	164

OTHER INCOME (EXPENSE):
Minority interest in loss of consolidated subsidiary	13	—
Interest and other income	266	194

Total other income	279	194

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(33)	358

DEFERRED INCOME TAX BENEFIT (PROVISION)	10	(120)

NET INCOME (LOSS)	(23)	238

UNREALIZED GAINS ON CERTAIN INVESTMENTS
IN DEBT AND EQUITY SECURITIES, net of tax	4	17

COMPREHENSIVE INCOME (LOSS)	$ (19)	$ 255

NET INCOME (LOSS) PER COMMON SHARE – (Basic and Diluted)	$ .00	$ .04

WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING	5,635	5,616

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	5,635	5,834

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for March 31, 2007.

ADA-ES, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands, except shares)

	March 31, 2007	December 31, 2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 15,187	$ 16,129
Trade receivables, net of allowance for doubtful
accounts of $35 and $4, respectively	4,127	3,522
Investments in securities	1,930	2,427
Prepaid expenses and other	334	361

Total current assets	21,578	22,439

PROPERTY AND EQUIPMENT, at cost	2,076	1,830
Less accumulated depreciation and amortization	(1,110)	(1,033)

Net property and equipment	966	797

GOODWILL, net of $1,556 in amortization	2,024	2,024
INTANGIBLE ASSETS, net of $64 and $57, respectively, in amortization	242	241
INVESTMENTS IN SECURITIES	5,626	5,322
DEVELOPMENT PROJECTS AND OTHER ASSETS	1,772	931

TOTAL ASSETS	$ 32,208	$ 31,754

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,787	$ 2,352
Accrued payroll and related liabilities	519	618
Accrued expenses	133	161
Deferred revenue	826	761

Total current liabilities	4,265	3,892

LONG-TERM LIABILITIES:
Deferred warranty and other	213	184

Total liabilities	4,478	4,076

MINORITY INTEREST	24	37
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock; 50,000,000 shares authorized, none outstanding	—	—
Common stock; no par value, 50,000,000 shares authorized,
5,635,137 shares and 5,610,265 shares issued and outstanding, respectively	27,676	27,592
Accumulated other comprehensive income	171	167
Accumulated deficit	(141)	(118)

Total stockholders’ equity	27,706	27,641

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 32,208	$ 31,754

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-Q for the quarter ended March 31, 2007.